                                                                     Exhibit 3.1

                   STATE OF KANSAS                          [SEAL OF THE
                                                            STATE OF KANSAS]
                      OFFICE OF
                  SECRETARY OF STATE
                    RON THORNBURGH

================================================================================

To all to whom these presents shall come, Greetings:

I, RON THORNBURGH, Secretary of State of the State of Kansas, do hereby certify that the attached is a true and correct copy of an original on file and of record in this office.

                                        IN TESTIMONY WHEREOF:

                                        I hereto set my hand and cause to
                                        be affixed my official seal. Done
                                        at the City of Topeka, this day,
                                        February 13, 1998

[SEAL OF THE SECRETARY OF STATE
OF THE STATE OF KANSAS]


                                                    /s/ RON THORNBURGH

                                                    RON THORNBURGH
                                                    SECRETARY OF STATE

                                    13 pages are attached to this certification.

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

'88 DEC 12 PM 3:16

      FILED

SECRETARY OF STATE
      KANSAS

                           ARTICLES OF INCORPORATION

                                       OF

                      TRI-STATE OUTDOOR MEDIA GROUP, INC.

                                       I.

      The name of this corporation shall be Tri-State Outdoor Media Group, Inc.

                                      II.

      The location of its registered office in this state shall be Suite 300, 200 North Broadway, Wichita, Sedgwick County, Kansas 67202.

                                      III.

      The name of its registered agent shall be Windell G. Snow and the address of the resident agent is Suite 300, 200 North Broadway, Wichita, Sedgwick County, Kansas 67202.

                                      IV.

      The name and place of resident of the Incorporator is as follows:

      Sheldon G. Hurst
      301 Colfax Street
      Jamestown, New York 14701

      This corporation is organized FOR PROFIT, and the nature of its business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Code of the State of Kansas, including but in no way limited to the business of outdoor advertising structures, and to engage in all other activities, render all other services and handle and deal in all materials, supplies and products incidental or related to or connected with any and every phase of the outdoor advertising business.

                                       V.

      The total amount of authorized capital of this corporation shall be One Hundred Thousand ($100,000.00) Dollars. The Corporation is authorized to issue 10,000 shares of Ten ($10.00) Dollar par value common stock. Stock may be paid for wholly or partly in cash, by personal property (other than stock or securities), or by real property or lease thereof; and the stock so issued shall be declared and taken to be fully paid stock and not liable to any further call, nor shall the holder thereof be liable for any further payments. Each share of said common stock shall entitle the holder thereof to one (1) vote.

                                      VI.

      The number of directors of this corporation shall be not less than one
(1), but may be varied from time to time by action of a majority vote in ownership of the holders of voting common stock. This corporation shall begin business with one (1) director, whose name and address is as follows:

      Sheldon G. Burst
      301 Colfax Street
      Jamestown, New York 14701

      This corporation and all existing holders of stock of the corporation shall have a prior right to purchase and acquire the stock of a stockholder desiring to sell or otherwise dispose of the same before the sale or other disposition of such stock to a nonstockholder upon such terms and conditions as shall be set forth in the Bylaws.

                                     VIII.

      The adoption, alternative and repeal of the Bylaws shall be by a majority vote of the Directors of this Corporation by a majority vote of the common stock of the Corporation.

                                      IX.

      Whenever a compromise or arrangement is proposed between this corporation and its creditors at any class of them or between this corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6901 or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6808, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement of the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      IN TESTIMONY WHEREOF, I, the original incorporator of Tri-State Outdoor Media Group, Inc., have subscribed my name this 2ND day of DECEMBER 1988.


                                        /s/ Sheldon G. Hurst
                                        ----------------------------
                                        SHELDON G. HURST

STATE OF New York )
                  ) ss:
Chautauqua COUNTY )

      BE IT REMEMBERED, that on this 2ND day of DECEMBER, 1988, before me, the undersigned, a Notary Public in and for the County and State aforesaid, came Sheldon G. Hurst who is personally known to me to be the same person who executed the within instrument of writing and such person duly acknowledged the execution of the same.


                                        /s/ Michael C. Foley
                                        ----------------------------
                                        Notary Public

My Appointment Expires:

      MARCH 30, 1989
------------------------------------------
      Michael C. Foley
      Notary Public, State of New York
      Qualified in Chautauqua County
      My Commission Expires March 30, 1989

                                  CERTIFICATE
                                       OF
                           CHANGE OF REGISTERED AGENT
                                      AND
                          CHANGE OF REGISTERED OFFICE
                                       OF
                      TRI-STATE OUTDOOR MEDIA GROUP, INC.

      1. The name of this corporation is TRI-STATE OUTDOOR MEDIA GROUP, INC., a corporation organized and incorporated under the laws of the State of Kansas.

      2. The articles of incorporation of this corporation were filed with the Secretary of State of the State of Kansas on December 22, 1988, and with the Register of Deeds of Sedgwick County, Kansas on December 14, 1988.

      3. The new location of the registered office of this corporation in the State of Kansas shall be 140-146 East Tenth Avenue, Baxter Springs, Cherokee County, Kansas 65713.

      4. The name of new registered agent of this corporation shall be Sheldon
G. Hurst, and the address of the registered agent 140-146 East Tenth Avenue, Baxter Springs, Cherokee County, Kansas 66713.

      IN TESTIMONY WHEREOF, the undersigned have executed this Certificate and affixed the corporate seal hereto as of the 6th day of January, 1989.

ATTEST:                                   TRI-STATE OUTDOOR
                                          MEDIA GROUP, INC.


/s/ Sharon Hurst                          /s/ Sheldon G. Hurst
----------------------------------        ----------------------------------
Sharon Hurst,                             Sheldon G. Hurst,
Assistant Secretary                       President

[CORPORATE SEAL]

                                               '89 JAN 19 AM 8:12

                                                     FILED
                                               SECRETARY OF STATE
                                                     KANSAS

STATE OF KANSAS   )
                  ) ss:
CHEROKEE COUNTY   )

      BE IT REMEMBERED THAT, on this 6th day of January, 1989, before me, the subscriber named below, personally appeared Sheldon G. Hurst, who, being by me duly sworn on his oath, deposed and made proof to my satisfaction that he is the President of Tri-State Outdoor Media Group, Inc., the corporation named in, and the person who signed the within Certificate; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed, and delivered the same as such officer on behalf of the corporation as its voluntary act and deed, made by virtue of the authority of its board of directors, for the uses and purposes therein expressed.


                                        /s/ Marilyn L. Taber
                                        -------------------------------
                                        Notary Pubic

My Appointment Expires:

      JULY 29, 1989
-----------------------------

                              AGREEMENT OF MERGER

      THIS AGREEMENT OF MERGER, dated this 31st day of October, 1994, pursuant to the General Corporation Code of the State of Kansas, between TRI-STATE OUTDOOR MEDIA GROUP, INC., a Kansas corporation ("Tri-State") and HURST OUTDOOR ADVERTISING, INC., a Kansas Corporation ("Hurst").

                                  WITNESSETH:

      WHEREAS, Tri-State and Hurst desire to effectuate a merger as described herein with Tri-State as the surviving corporation; and

      WHEREAS, TRI-STATE, by its Articles of Incorporation which were filed in the office of the Kansas Secretary of State on December 12, 1988, has authorized capital stock consisting of Ten Thousand (10,000) shares of Ten Dollar ($10.00) par value common stock of which One Hundred Ninety-Six (196) shares are now issued and outstanding and such shares shall remain issued and outstanding; and

      WHEREAS, Hurst, by its Articles of incorporation which were filed in the office of the Kansas Secretary of State on September 12, 1994, has authorized capital stock consisting Ten-Thousand (10,000) shares of Ten Dollar ($10.00) par value common stock of which Two Hundred (200) shares are now issued and outstanding; and

      WHEREAS, the registered office of Tri-State and Hurst in the State of Kansas is located in the City of Baxter Springs, County of Cherokee, and the name of the registered agent of each corporation is Sheldon G. Hunt.

      NOW, THEREFORE, the corporations, parties to this Agreement of Merger in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

      FIRST: Hurst shall be and hereby is merged into Tri-State which shall be the surviving corporation.

      SECOND: The Articles of Incorporation of Tri-State as amended and as in effect on the date of the merger as provided in this Agreement of Merger shall continue in full force and effect.

      THIRD: Alter the effective date of this Agreement of Merger each holder of an outstanding certificate representing shares of common stock of the merged corporation shall surrender the same to the surviving corporation and the sole holder thereof shall be entitled upon such surrender to receive One Dollar ($1.00) in exchange therefor.

      FOURTH: The terms and conditions of the merger are as follows:

            (a) The bylaws of the surviving corporation as they shall exist on the effective date of this Agreement of Merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

            (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders or until their successors shall have been elected and qualified.

            (c) This merger shall become effective upon filing this Agreement of Merger with the Secretary of State of Kansas.

            (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

      IN WITNESS WHEREOF, the parties to this Agreement of Merger, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused these presents to be executed by the President and attested by the Assistant Secretary of each party hereto.

                                        TRI-STATE OUTDOOR MEDIA GROUP, INC.


                                        By /s/ Sheldon G. Hurst
                                           -----------------------------------
                                           Sheldon G. Hurst, President

                                        ATTEST:


                                        By /s/ Sharon Hurst
                                           -----------------------------------
                                           Sharon Hurst, Assistant Secretary

(CORPORATE SEAL)

                                        HURST OUTDOOR ADVERTISING, INC.


                                        By /s/ Sheldon G. Hurst
                                           -----------------------------------
                                           Sheldon G. Hurst, President

                                        ATTEST:


                                        By /s/ Sharon Hurst
                                           -----------------------------------
                                           Sharon Hurst, Assistant Secretary

(CORPORATE SEAL)

STATE OF KANSAS
                  ) SS.
COUNTY OF CHEROKEE

      This instrument was acknowledged and executed before me on this 31st day of October, 1994 by Sheldon G. Hurst as President of Tri-State Outdoor Media Group, Inc.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                        /s/ Marilyn L. Taber
                                        ----------------------------
                                        (Signature of Notary)

(SEAL)

My commission expires: July 29, 1997
                       ---------------------

STATE OF KANSAS
                  ) SS.
COUNTY OF CHEROKEE

      This instrument was attested to by Sharon Hurst as Assistant Secretary of Tri-State Outdoor Media Group, Inc.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                        /s/ Marilyn L. Taber
                                        ----------------------------
                                        (Signature of Notary)

(SEAL)

My commission expires: July 29, 1997
                       ---------------------

STATE OF KANSAS
                  ) SS.
COUNTY OF CHEROKEE

      This instrument was acknowledged and executed before me on this 31st day of October, 1994 by Sheldon G. Hurst as President of Hurst Outdoor Advertising, Inc.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                        /s/ Marilyn L. Taber
                                        ----------------------------
                                        (Signature of Notary)

(SEAL)

My commission expires: July 29, 1997
                       ---------------------

STATE OF KANSAS
                  ) SS.
COUNTY OF CHEROKEE

      This instrument was attested to by Sharon Hurst as Assistant Secretary of Hurst Outdoor Advertising, Inc.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                        /s/ Marilyn L. Taber
                                        ----------------------------
                                        (Signature of Notary)

(SEAL)

My commission expires: July 29, 1997
                       ---------------------

     CERTIFICATE OF ASSISTANT SECRETARY OF HURST OUTDOOR ADVERTISING, INC.

      I, Sharon Hunt, Assistant Secretary of Hurst Outdoor Advertising, Inc., a corporation organized and existing under the laws of the State of Kansas, hereby certify, as such Assistant Secretary, that the Agreement of Merger to which this certificate is attached, was duly submitted to the stockholders of Hurst Outdoor Advertising, Inc. and approved and adopted by the stockholders by written consent in accordance with K.S.A. 17-6518 and is the duly adopted agreement and act of the corporation.

      Witness my hand on this 31st day of October 1994.


                                        /s/ Sharon Hurst
                                        -------------------------------------
                                        Sharon Hurst, Assistant Secretary

                CERTIFICATE OF ASSISTANT SECRETARY OF TRI-STATE
                           OUTDOOR MEDIA GROUP, INC.

      I, Sharon Hurst, Assistant Secretary of Tri-State Outdoor Media Group, Inc., a corporation organized and existing under the laws of the State of Kansas, hereby certify, as such Assistant Secretary, that the Agreement of Merger to which this certificate is attached, was duly adopted pursuant to K.S.A. 17-6701(f), without any vote of the stockholders of the surviving corporation; and that the Agreement of Merger does not amend in any respect the Articles of Incorporation of the surviving corporation, and each share of stock of Tri-State Outdoor Media Group, Inc. outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and that no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger and that the Agreement of Merger was adopted by action of the Board of Directors of Tri-State Outdoor Media Group, Inc. and is the duly adopted agreement and act of the corporation.

      WITNESS my hand on this 31st day of October, 1994.


                                        /s/ Sharon Hurst
                                        ----------------------------------------
                                        Sharon Hurst, Assistant Secretary


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